Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Avinger, Inc. of our report dated March 30, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the entity’s ability to continue as a going concern), relating to the financial statements of Avinger, Inc. as of December 31, 2017 and for the year then ended, appearing in this Annual Report on Form 10-K:

•      Registration Statement (Form S-8 No. 333-201928) pertaining to the 2009 Stock Plan, the 2015 Equity Incentive Plan, the 2015 Employee Stock Purchase Plan, and the Stand-Alone Option Agreement of Avinger, Inc.

•      Registration Statement (Form S-3 No. 333-209368) of Avinger, Inc.

•      Registration Statement (Form S-8 No. 333-209364) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Avinger, Inc.

•      Registration Statement (Form S-8 No. 333-216695) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Avinger, Inc.

•      Registration Statement (Form S-1 No. 333-221368) of Avinger, Inc.

/s/ Moss Adams LLP

San Francisco, California
March 30, 2018